Exhibit 4.4

EXECUTION COPY

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

BEAR STEARNS ASSET BACKED SECURITIES, INC.

PURCHASER

and

IRWIN UNION BANK AND TRUST COMPANY

SELLER

Dated as of March 25, 2004

Table of Contents

Page

ARTICLE I	DEFINITIONS	2

Section 1.01	Definitions	2

ARTICLE II	PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS	2

Section 2.01 Section 2.02 Section 2.03 Section 2.04 Section 2.05 Section 2.06 Section 2.07 Section 2.08 Section 2.09 Section 2.10	Agreement to Purchase
Purchase Price
Conveyance of Mortgage Loans; Possession of Mortgage
Delivery of Mortgage Loan Documents
Acceptance of Mortgage Loans
Transfer of Mortgage Loans; Assignment of Agreement
Examination of Mortgage
Books and Records
Cost of Delivery and Recordation of Documents
Information in Prospectus Supplement	3 3 3 4 5 6 6 7 7 7

ARTICLE III	REPRESENTATIONS AND WARRANTIES	8

Section 3.01 Section 3.02 Section 3.03 Section 3.04	Representations and Warranties as to the Seller
Representations and Warranties Relating to the Mortgage Loans
Representations and Warranties of the Purchaser
Repurchase Obligation for Defective Documentation and for Breach of a Representation or Warranty	8 10 17 18

ARTICLE IV	THE SELLER	20

Section 4.01 Section 4.02 Section 4.03	Covenants of the Seller Merger or Consolidation Indemnification	20 21 21

ARTICLE V	CONDITIONS OF CLOSING.	21

Section 5.01 Section 5.02 Section 5.03	Conditions of Purchaser's Obligations Conditions of Seller's Obligations Termination of Purchaser's Obligations	21 22 22

ARTICLE VI	MISCELLANEOUS	22

Section 6.01 Section 6.02 Section 6.03 Section 6.04 Section 6.05 Section 6.06 Section 6.07 Section 6.08 Section 6.09 Section 6.10 Section 6.11 Section 6.12 Section 6.13	Notices
Severability of Provisions
Agreement of Seller
Survival
Effect of Headings and Table of Contents
Successors and Assigns
Confirmation of Intent; Grant of Security Interest
Costs
Miscellaneous
Amendments
Third Party Beneficiaries
GOVERNING LAW
Execution in Counterparts	22 23 23 23 23 23 23 24 24 24 25 25 25

Exhibit A     Mortgage Loan Schedule

          This Mortgage Loan Purchase and Servicing Agreement, dated as of March 25, 2004, is by and between Bear Stearns Asset Backed Securities, Inc., its successors and assigns (the “Purchaser”), and Irwin Union Bank and Trust Company, an Indiana banking corporation and its successors (the “Seller”).

W I T N  E S S E T H:

           WHEREAS, Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time to reflect additions and deletions, lists certain mortgage loans secured by first, second or more junior mortgages on one- to four-family residential properties owned by the Seller that the Seller desires to sell to the Purchaser and that the Purchaser desires to purchase from the Seller;

           WHEREAS, it is the intention of the Seller and the Purchaser that simultaneously with the Seller’s conveyance of the Mortgage Loans (as defined herein) to the Purchaser on the Closing Date, (a) the Purchaser shall sell the Mortgage Loans to a Delaware statutory trust, Irwin Whole Loan Home Equity Trust 2004-A (the “Issuer” or the “Trust”) pursuant to a Sale and Servicing Agreement dated as of March 1, 2004 (the “Sale and Servicing Agreement”), by and among the Purchaser, as depositor (in such capacity the “Depositor”), Irwin Union Bank and Trust Company, as master servicer (in such capacity, the “Master Servicer”), the Trust and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) and (b) the Issuer shall pledge the Mortgage Loans to the Indenture Trustee to secure repayments of Notes pursuant to an Indenture dated as of March 1, 2004 between the Trust and the Indenture Trustee; and

           WHEREAS, as a matter of convenience and in light of the ultimate transfer of the Mortgage Notes, Loan Agreements and the Mortgages securing the obligations of each Mortgagor under the related Mortgage Notes or Loan Agreements, as applicable, to the Indenture Trustee, the Seller has caused the Mortgage Notes and Loan Agreements to be endorsed in a manner suitable for the delivery to the Indenture Trustee and has caused the assignment of the Mortgage Loans to be made either in blank or directly to the Indenture Trustee, without providing or indicating on any endorsement of the Mortgage Notes and Loan Agreements or assignment of the Mortgage Loans the respective interim endorsees or interim assignees, it being understood that the Indenture Trustee shall hold the Mortgage Notes and Loan Agreements as bailee for the Purchaser until the Purchaser transfers the Mortgage Notes and Loan Agreements to the Trust pursuant to the Sale and Servicing Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          Section 1.01  Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

           “Agreement” means this Mortgage Loan Purchase and Servicing Agreement, as amended or supplemented in accordance with the provisions hereof.

           “Closing Date” shall have the meaning ascribed thereto in Section 2.01(c) hereof.

           “Cut-Off Date” means the open of business on March 15, 2004.

           “Cut-Off Date Aggregate Principal Balance” means the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. The Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is $29,868,880.25.

           “Cut-Off Date Principal Balance” means as to each Mortgage Loan, its unpaid Principal Balance as of the Cut-Off Date.

           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

           “Master Servicer” means Irwin Union Bank and Trust Company, in its capacity as servicer of the Mortgage Loans and as the Master Servicer under the Sale and Servicing Agreement, or any successor appointed pursuant to the Sale and Servicing Agreement.

           “Mortgage Loan Purchase and Servicing Agreement” shall have the meaning ascribed thereto in the recitals hereof.

           “Sale and Servicing Agreement” shall have the meaning ascribed thereto in the recitals hereof.

           “Securities Act” means the Securities Act of 1933, as amended.

           “Seller” means Irwin Union Bank and Trust Company, in its capacity as Seller of the Mortgage Loans under this Agreement and any successor to Irwin Union Bank and Trust Company, whether through merger, consolidation, purchase and assumption of Irwin Union Bank and Trust Company or all or substantially all of its assets or otherwise.

           “Statistical Calculation Date” means the close of business on February 29, 2004.

           “Termination Event” means the existence of a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission.

ARTICLE II

PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

          Section 2.01   Agreement to Purchase. (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells, transfers, conveys, and assigns and the Purchaser hereby purchases the Mortgage Loans.

                (b)   Subject to Section 2.07, the Purchaser and the Seller have agreed upon which of the Seller's Mortgage Loans are purchased by the Purchaser pursuant to this Agreement, and the Seller has prepared a Mortgage Loan Schedule. The Mortgage Loan Schedule is attached hereto as Exhibit A.

                (c)   The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Stroock & Stroock & Lavan, LLP, New York at 10:00 a.m., New York time, on March 25, 2004 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

          Section 2.02   Purchase Price. On the Closing Date, as full consideration for the Seller’s sale of the Mortgage Loans to the Purchaser, the Purchaser will deliver to the Seller an amount in cash equal to $30,782,645.14 payable in immediately available funds.

          Section 2.03   Conveyance of Mortgage Loans; Possession of Mortgage. (a) Effective as of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the Mortgage Loans, the insurance policies relating to each such Mortgage Loan, if any, and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date.

                (b)   Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note or Loan Agreement, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Purchaser and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser. The contents of any Mortgage File in the possession of the Seller at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Seller (excluding interest accruing on or prior to the Cut-Off Date, which shall be retained by the Seller), shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof, and shall be promptly delivered by the Seller to or upon the order of the Purchaser.

                (c)    Pursuant to the Sale and Servicing Agreement, the Purchaser will, on the Closing Date, irrevocably transfer, assign, set over and otherwise convey all of its right, title and interest in and to the applicable Mortgage Loans and all of its rights (exclusive of its obligations) under this Agreement to the Issuer for the benefit of the Certificateholders, the Noteholders and the Enhancer.

                (d)    Pursuant to the Indenture, the Issuer will, on the Closing Date, pledge all of its right, title and interest in and to the applicable Mortgage Loans and all of its rights (exclusive of its obligations) under the Sale and Servicing Agreement to the Indenture Trustee for the benefit of the Noteholders and the Enhancer.

          Section 2.04.   Delivery of Mortgage Loan Documents. (a) On or prior to the Closing Date the Seller shall deliver to and deposit with the Indenture Trustee each of the following documents for each Mortgage Loan:

(i) the original Mortgage Note or Loan Agreement, endorsed by the holder of record without recourse in the following form: "Pay to the order of ____________, without recourse" and signed in the name of the holder of record, and if by the Seller, by an authorized officer by either original or facsimile signature; provided, however, that in lieu of delivery of the original Mortgage Note or Loan Agreement, a lost note affidavit may be delivered;

(ii) the original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such Mortgage was delivered for recordation, then a photocopy of such Mortgage shall be delivered;

(iii) in the case of Mortgage Loans not registered on the MERS(R)System, an assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer, which assignment may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction. Except as provided in the immediately following sentence no assignments of mortgages shall be required to be submitted for recording with respect to any Mortgage Loan. Any assignment not submitted for recordation shall be recorded by the Seller upon the earlier to occur of (i) the occurrence and continuation of any Event of Default, as such term is defined in the Indenture or (ii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, however, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to such unrecorded Mortgage Loan shall be delivered on the Closing Date);

(iv) the original or certified copy of all intervening assignments of the Mortgage with evidence of recording thereon; provided, however, that if the original intervening assignment of mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such intervening assignment was delivered for recordation, then a photocopy of such intervening assignment of mortgage shall be delivered; and

(v) the original or a certified copy of all assumption, extension, modification, written assurance or substitution agreement.

                (b)   In the event that any such Assignment of Mortgage referred to in clause (a)(iii) above is not in a suitable form for recording or is lost or, upon an attempt to record such Assignment of Mortgage, is returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect or repurchase the Mortgage Loan as required by Section 2.05(b) hereof, as the case may be.

                (c)     The Seller shall, on the 15th day of each calendar month deliver or cause to be delivered to the Indenture Trustee or its designee such of it as has been received (in any event, no later than 120 days after the Closing Date): (i) the original recorded mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the Seller was delivered to the Purchaser; with any intervening assignments of Mortgage, evidencing a complete chain of assignment from the originator of the Mortgage Loan to the Seller in those instances where copies of such Assignments certified by the Seller were delivered to the Indenture Trustee. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or Assignment of Mortgage or other recordable document, if any, after it has been recorded or such original has been returned by the recording office but has not yet arrived at the Seller, or it has been lost by the recording office, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Purchaser of a copy of such Mortgage, power of attorney, if any, assignment or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Seller may forward or cause to be forwarded to the Purchaser additional original documents evidencing an assumption or modification of a Mortgage Loan.

                 (d)   All original documents relating to the Mortgage Loans that are not delivered to the Purchaser as permitted by this Section 2.04 are and shall be held by the Seller in trust for the benefit of the Purchaser or its assignee, or the assignees of its assignee. In the event that any such original document is required pursuant to the terms of this Section 2.04 to be a part of a Mortgage File, such document shall be delivered promptly to, or upon the instruction of, the Purchaser. From and after the sale of the Mortgage Loans to the Purchaser pursuant hereto, to the extent that the Seller retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Purchaser, and, pursuant to the Sale and Servicing Agreement, thereafter in the Issuer, such title shall be retained in trust for the Purchaser, on behalf of and for the benefit of the Issuer as the owner of the Mortgage Loans and the Indenture Trustee, as the Purchaser's assignee.

          Section 2.05   Acceptance of Mortgage Loans. (a) Pursuant to the Sale and Servicing Agreement, the Indenture Trustee has agreed to execute and deliver on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note or Loan Agreement with respect to each Mortgage Loan (with any exceptions noted) and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate in the Indenture and delivered to the Indenture Trustee, as Indenture Trustee in trust upon and subject to the conditions set forth in the Indenture and Sale and Servicing Agreement for the benefit of the Securityholders and the Enhancer. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee has agreed to review (or cause to be reviewed) each Mortgage File within 120 days after the Closing Date (or, with respect to any Eligible Substitute Mortgage Loan, within 120 days after the receipt by the Indenture Trustee thereof) to determine that (i) all documents required to be delivered to it hereunder and pursuant to the Sale and Servicing Agreement are in its possession, and relate to the Mortgages identified on the Mortgage Loan Schedule and (ii) each such document has been reviewed by it, has been executed to the extent required, and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. The Sale and Servicing Agreement provides that the Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                (b)   The Sale and Servicing Agreement also provides that, if the Indenture Trustee during the process of reviewing the Indenture Trustee's Mortgage Files finds any document constituting a part of a Indenture Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 or the description thereof as set forth in the Mortgage Loan Schedule, the Indenture Trustee shall promptly so notify the Master Servicer or the Purchaser and the Enhancer, and the Master Servicer or the Purchaser shall notify the Seller. The Seller agrees that in performing any such review, the Indenture Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is notified. If, however, within 120 days after such notice the Seller has not remedied the defect, then the Seller shall either substitute in lieu of such Mortgage Loan a Eligible Substitute Mortgage Loan or purchase such Mortgage Loan in the manner and subject to the conditions (including without limitation, materiality) set forth in Section 3.04.

                (c)   The failure of the Master Servicer or the Purchaser to give any notice contemplated herein within the time periods specified above shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.05 or Section 3.04 of this Agreement.

          Section 2.06   Transfer of Mortgage Loans; Assignment of Agreement. The Seller hereby acknowledges and agrees that the Purchaser may sell, transfer and assign its interest under this Agreement in accordance with the Sale and Servicing Agreement to the Issuer and the Indenture Trustee as may be required to effect the purposes of the Sale and Servicing Agreement and the Indenture, without further notice to, or consent of, the Seller, and the Issuer and Indenture Trustee shall succeed to such of the rights and obligations of the Purchaser as shall be so assigned.

          Section 2.07   Examination of Mortgage. Prior to the Closing Date, the Seller shall make the Mortgage Files available to the Purchaser or its designee for examination at the Seller’s offices or at such other place as the Seller shall reasonably specify. The Purchaser or its designee may make such examination at any time on or before the Closing Date. If the Purchaser or its designee makes such examination prior to the Closing and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule and may be replaced, prior to the Closing Date by substitute Mortgage Loans acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.

           Section 2.08   Books and Records. The sale of each Mortgage Loan shall be reflected on the Seller’s accounting and other records, balance sheet and other financial statements as a sale of assets by the Seller to the Purchaser.

           Section 2.09   Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this Article II in connection with the Mortgage Loans shall be borne by the Seller.

          Section 2.10   Information in Prospectus Supplement. The Seller and the Purchaser shall agree on the information relating to such parties and their respective Affiliates to be included in the Prospectus Supplement, including financial information and information regarding the status of such parties and such Affiliates with respect to any regulatory body or entity, and the presentation of such information in the Prospectus Supplement. In connection therewith, each party shall promptly inform the other party hereto of any information it reasonably wishes to include or exclude from the Prospectus Supplement, and upon being so informed, the parties shall use their best efforts to mutually agree as promptly as possible upon the presentation and content of the information to be included in the Prospectus Supplement. The Purchaser shall keep confidential any information regarding the Seller or its respective Affiliates that has been delivered into the Purchaser’s possession and that is not otherwise publicly available; provided, that such information shall not be kept confidential, and the right to require confidentiality under any confidentiality agreement shall be waived, to the extent the parties hereto agree to include such information in the Prospectus Supplement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Section 3.01   Representations and Warranties as to the Seller. The Seller hereby represents and warrants to the Purchaser, Indenture Trustee and the Enhancer, as of the Closing Date that:

                (a)   Seller is a bank duly organized and validly existing under the banking laws of the State of Indiana and has all licenses necessary to carry on its business as now being conducted and is duly licensed and qualified in each such state (including through its affiliates) that requires licensing or qualification in order to conduct business of the type conducted by the Seller and to perform its obligations as the Seller hereunder, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; the Seller has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

                (b)   No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans pursuant to the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                (c)   Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, has or will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound or to which its property is subject, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                (d)   Neither this Agreement nor the Seller Information nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

                (e)   Except as disclosed in the Prospectus Supplement or otherwise disclosed to the Purchaser, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened before a court, administrative agency or government tribunal against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would materially impair the ability of the Seller to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                (f)   The Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any subservicing agreement;

                (g)   Upon the receipt of each Mortgage File by the Purchaser under this Agreement, the Purchaser will have good and marketable title to each related Mortgage Loan free and clear of any lien created by the Seller (other than liens which will be simultaneously released);

                (h)   The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes, Loan Agreements and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions or any federal or state regulations applicable to a banking corporation in effect in any applicable jurisdiction;

                (i)   With respect to any Mortgage Loan purchased by the Seller, the Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim not otherwise disclosed to the Purchaser;

                (j)   The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement will not cause the Seller to become insolvent. The sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

                (k)   The Mortgage Loans are not intentionally selected by the Seller for sale to the Purchaser in a manner so as to affect adversely the interests of the Purchaser or of any transferee of the Purchaser (including the Depositor or the Indenture Trustee);

                (l)   The Seller has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an affiliate thereof;

                (m)   The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

                (n)   The board of directors or loan committee of the Seller approved this Agreement, which approval is reflected in the minutes of said board or committee, and will be continuously, from the time of its execution, maintained as an official record of the Seller.

          Section 3.02   Representations and Warranties Relating to the Mortgage Loans. As to each Mortgage Loan (and the related Mortgage, Mortgage Notes or Loan Agreements, as applicable, Assignments and Mortgaged Property), Seller shall be deemed to make the following representations and warranties to Purchaser and Indenture Trustee as of the Closing Date (except as otherwise specified below).

                (a)   The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

                (b)   99.75% of the Mortgage Loans by Stated Principal Balance have no payment which is greater than 29 days past due and none of the Mortgage Loans have a payment which is greater than 59 days past due. To the best of Seller's knowledge, no Mortgage Loan has been dishonored and there are no material defaults under the terms of the Mortgage Loan, except as set forth in this paragraph;

                (c)   To the best of Seller's knowledge, there is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note, Loan Agreement or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or Loan Agreement, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note, Loan Agreement or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note, Loan Agreement or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. To the best of Seller's knowledge, no Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

                (d)   Other than amounts that constitute Permitted Liens, to the best of Seller's knowledge, there are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage;

                (e)   To the best of Seller's knowledge, as of the Closing Date, there was and there currently is no material damage to any Mortgaged Property. To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Properties. The Seller has not received notification that any such proceedings are scheduled to commence at a future date.

                (f)   To the best of Seller's knowledge, each Mortgage is a valid, subsisting, enforceable and perfected first or more junior lien on the Mortgaged Property securing the related Mortgage Note or Loan Agreement, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note or Loan Agreement's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens other than Permitted Liens having priority over the lien of the Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected lien and security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Seller had full right to sell and assign the same to the Purchaser;

                (g)   Each Mortgage Loan complies with, and the Seller has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act and disclosure laws and all applicable predatory and abusive lending laws, and the consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. Not more than two percent (2%) of the Mortgage Loans are classified as a "high cost" loan under Section 32 of the Home Ownership and Equity Protection Act of 1994. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Seller shall maintain in its possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

                (h)   Neither the Seller nor any prior holder of any Mortgage Loan has in any material manner impaired, waived, altered or modified the Mortgage, Mortgage Note or Loan Agreement (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

                (i)   A property profile, title search, limited coverage policy or title insurance policy was obtained with respect to each Mortgage Loan, to the extent consistent with the normal credit and underwriting policies of Seller.

                (j)    To the best of Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

                (k)   To the best of Seller's knowledge, all parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with or exempt from any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks having principal offices in such state, or (4) not doing business in such state;

                (l)   Each Mortgage Note or Loan Agreement and the applicable Mortgage are original and genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note or Loan Agreement and the Mortgage had legal capacity to execute the Mortgage Note or Loan Agreement and the Mortgage and each Mortgage Note or Loan Agreement and Mortgage has been duly and properly executed by such parties;

                (m)   The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Loan Agreement or Mortgage;

                (n)   Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property subject to any senior liens. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

                (o)   With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                (p)   There are no defaults by Seller in complying with the terms of the Mortgage, and to the best of Seller's knowledge all taxes, governmental assessments, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid;

                (q)   The Mortgage Note or Loan Agreement is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and such Mortgage does not serve as security for any other obligation (other than the related first lien mortgage and other Permitted Liens) and no Mortgage Loan is secured by more than one Mortgaged Property;

                (r)   There is no material default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note or Loan Agreement; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Seller and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any material default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                (s)   There is no obligation on the part of the Seller or any other party to make any payments with respect to the related Mortgage Loan in addition to the Monthly Payments required to be made by the applicable Mortgagor and the Mortgage Note or Loan Agreement with respect to any Mortgage Loan does not permit or obligate the Seller to make future advances to the Mortgagor at the option of the Mortgagor;

                (t)   The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                (u)   Reserved.

                (v)   Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon (including a manufactured dwelling deemed to be real estate under applicable state law), or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation;

                (w)   None of the Mortgage Loans provide for deferred interest or negative amortization. No Mortgaged Property is a timeshare. If any Mortgage Loan is subordinate to a senior mortgage loan on the Mortgage Property and such senior mortgage loan provides for negative amortization, the Combined Loan-to-Value Ratio of such Mortgage Loan does not exceed 90%;

                (x)   The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a graduated payment Mortgage Loan;

                (y)   Seller is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note or Loan Agreement. Upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Upon the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note or Loan Agreement and the Mortgage, was not subject to an assignment sale or pledge to any person other than Purchaser and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien other than Permitted Liens, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the Closing Date, the Seller will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement , or as otherwise agreed to by the Seller and the Purchaser. The Seller acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

                (z)   All of the Mortgage Loans are fixed rate mortgage loans. Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Note is payable in monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination. Principal payments on the Mortgage Loan commenced no more than ninety (90) days after the funds were disbursed in connection with the Mortgage Loan. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate of each interest rate adjustment, with interest calculated and payable in arrears. All Mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest paid has been properly credited pursuant to state and local law.

                (aa)   The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

                (bb)   Each of the Mortgage and, with respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                (cc)   No Mortgagor has notified the Seller and the Seller has no other knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

                (dd)   To the best knowledge of Seller, there exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Seller has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

                (ee)   For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

                (ff)   Each Mortgage Note, each Loan Agreement, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Seller hereunder has been delivered to the Purchaser or its agent;

                (gg) As of the Closing Date, no more than 45% (by Stated Principal Balance) of the Mortgage Loans, together with the mortagage loans sold by the Seller to the Purchaser in December 2003 and January 2004, constitute "real estate mortgages" for the purposes of Treasury Regulationss. 301.7701(i)-1(d) under the Code. For this purpose a Mortgage Loan constitutes a "real estate mortgage" if it satisfies either test set out in paragraph (a) or paragraph (b) below:

(i) The fair market value of the interest in real property securing the obligation was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified). For purposes of this paragraph (a), the fair market value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

(ii) Substantially all of the proceeds of the obligation were used for one or more of the following purposes: (i) to acquire an interest in real property; (ii) to improve an interest in real property; or (iii) to protect an interest in real property, that, at the origination date, is the only security for the obligation. For this purpose only, substantially all of the proceeds of the obligations means two-thirds or more of the gross proceeds. For purposes of this paragraph, the use of the proceeds of the related Mortgage Loan to retire an existing lien against the related Mortgaged Property is considered use of the proceeds to protect an interest in real property;

                (hh)   The Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller's portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                (ii)   No fraud, error, negligence, misrepresentation or material omission of fact with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

                (jj)   The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

                (kk)   To the best of the Seller's knowledge, there has been no default on any senior mortgage loan relating to a Mortgaged Property that has not been cured by a person other than the Seller or an affiliate thereof;

                (ll)   No HEL has a Combined Loan-to-Value Ratio in excess of 100%. No HLTV Mortgage Loan has a Combined Loan-to-Value Ratio in excess of 125%;

                (mm)   Excluding matters more specifically addressed in other subsections of this Section 3.02, the Seller has no knowledge of any other circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause the Purchaser to regard the Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Seller did not select the Mortgage Loans sold to Purchaser based on any adverse selection of mortgage loans in its portfolio that met Purchaser's purchase parameters for this transaction, including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loans or related Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

                (nn)   Each Mortgage Loan was originated by or for the Seller pursuant to, and conforms with, the Seller's underwriting guidelines attached as Exhibit 9 hereto;

                (oo)   No less than 84 percent by Stated Principal Balance of the Mortgage Loans have a prepayment penalty and at least 25 percent by Stated Principal Balance have a prepayment penalty for at least three years. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and is permitted pursuant to federal, state and local law. Seller's business practices are to enforce such prepayment penalty features, subject to waiver at Seller's option for reasonable and prudent business purposes, including, without limiting the foregoing, a refinance of the Mortgage Loan by the Seller or any parent, subsidiary or affiliate of the Seller. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

                (pp)   Each Mortgage Loan where the related Mortgage is in first lien position or where the balance at origination exceeded $100,000 is covered by a valid and transferable tax service contract with Transamerica Real Estate Tax Services, Inc. or such other vendor as may be reasonably acceptable to the Purchaser, which may be assigned without the payment of any fee by the Purchaser;

                (qq)   No more than 1% of the Mortgage Loan were originated under a reduced documentation program;

                (rr)   The Mortgage Loans conform to the characteristics set forth in the Term Sheet;

                (ss)   At least 50% of the Mortgage Loans by Stated Principal Balance have conforming balances under Fannie Mae and Freddie Mac published underwriting guidelines;

                (tt)   No Mortgage Loan secured by property in the State of Georgia (i) was originated on or after October 1, 2002 or (ii) is a "high cost" loan as defined by applicable Georgia law;

                (uu)   No Mortgage Loan (i) secured by property in the State of New York is a "high cost" loan as defined by applicable New York State law, (ii) secured by property located in the State of Illinois is a "high cost" loan as defined by applicable Illinois State law; (iii) secured by property located in the State of Kentucky is a "high cost" loan as defined by applicable Kentucky State law; (iv) secured by property located in the State of Arkansas is a "high cost" loan as defined by applicable Arkansas State law; or (v) secured by property located in the State of New Mexico is a "high cost" loan as defined by applicable New Mexico State law; and

                (vv)   No Mortgage Loan secured by property located in New Jersey is subject to the New Jersey Home Ownership Security Act of 2002 (the "Act"), unless such Mortgage Loan is a (1) "Home Loan" as defined in the Act that is (A) a first lien purchase money Mortgage Loan, which is not a "High Cost Home Loan" as defined in the Act or (B) a rate and term refinance as set forth in the Underwriting Guidelines which is not a "High Cost Home Loan", or (2) "Covered Home Loan" as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a High Cost Home Loan under the Act. In addition, no Mortgage Loan secured by property for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller.

          Section 3.03   Representations and Warranties of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Seller, as of the date of execution of this Agreement and the Closing Date that:

                (a)   The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                (b)   The Purchaser has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

                (c)   This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                (d)   No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Purchaser with this Agreement or the consummation by the Purchaser of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date; and

                (e)   None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Purchaser or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Purchaser is a party or by which it is bound and which is material to the Purchaser, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Purchaser.

          Section 3.04   Repurchase Obligation for Defective Documentation and for Breach of a Representation or Warranty. (a) Each of the representations and warranties contained in Sections 3.01 and 3.02 shall survive the purchase by the Purchaser of the Mortgage Loans and the subsequent transfer thereof by (i) the Purchaser to the Issuer and (ii) by the Issuer to the Indenture Trustee and the delivery of the Notes to the Noteholders, and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes or Loan Agreements, as applicable and notwithstanding subsequent termination of this Agreement.

                (b)   With respect to any representation or warranty contained in Section 3.01 or 3.02 hereof that is made to the best of the Seller's knowledge, if it is discovered by the Purchaser, the Master Servicer, any subservicer, the Indenture Trustee, the Enhancer or any Noteholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders or the Enhancer, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Purchaser, the Master Servicer, any subservicer, the Indenture Trustee, the Enhancer or any Noteholder of a breach of any of such representations and warranties or a failure to remedy defects with respect to a Mortgage File as set forth in Section 2.05(b) which materially and adversely affects the value of Mortgage Loans or the interest of the Noteholders or the Enhancer, or which materially and adversely affects the interests of the Noteholders or the Enhancer in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the Person discovering such breach shall, pursuant to Section 2.08 of the Sale and Servicing Agreement, give prompt written notice to the others of such Persons and the Enhancer. Subject to the next to last paragraph of this Section 3.04, within 90 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall (i) promptly cure such breach in all material respects, or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer, which purchase price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan or Mortgage Loans or (iii) cause the removal of such Mortgage Loan from the Trust Estate (in which case it shall become a Deleted Loan) and substitute one or more Eligible Substitute Mortgage Loans. Any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment Amount, if any, to be deposited in the Collection Account pursuant to the Sale and Servicing Agreement.

                (c)   As to any Deleted Loan for which the Seller substitutes, or has caused to be substituted therefor, a Eligible Substitute Mortgage Loan or Loans, the Seller shall effect, or shall cause to be effected, such substitution by delivering, or by causing the delivery, to the Indenture Trustee a certification executed by a Servicing Officer of the Master Servicer and the documents described in Section 2.04 (a) for such Eligible Substitute Mortgage Loan or Loans. Pursuant to the Sale and Servicing Agreement, upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Master Servicer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Mortgage File, and the deposit of certain amounts in the Collection Account pursuant to Section 2.09 of the Sale and Servicing Agreement, the Indenture Trustee shall be required to release to the Master Servicer for release to the Purchaser the related Mortgage File and shall be required to execute, without recourse, and deliver such instruments of transfer furnished by the Purchaser as may be necessary to transfer such Mortgage Loan to the Purchaser.

                (d)   Pursuant to the Sale and Servicing Agreement, the Master Servicer has agreed to deposit in the Collection Account all payments received in connection with such Eligible Substitute Mortgage Loan or Loans after the date of such substitution. The Seller will retain Monthly Payments received with respect to Eligible Substitute Mortgage Loans on or before the date of substitution. The Trust Estate will own all payments received on the Deleted Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. Pursuant to the Sale and Servicing Agreement, the Master Servicer shall be required to give written notice to the Indenture Trustee that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Loan from the terms of the Sale and Servicing Agreement and the substitution of the Eligible Substitute Mortgage Loan. The parties hereto agree to amend the Mortgage Loan Schedule accordingly. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of the Sale and Servicing Agreement, the Indenture and this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Sections 3.01 and 3.02 herein. On the date of such substitution, the Seller will remit, or will cause to be remitted, to the Master Servicer and pursuant to the Sale and Servicing Agreement the Master Servicer will deposit into the Collection Account the Substitution Adjustment Amount, if any.

                (e)   It is understood and agreed that the obligations of the Seller set forth in Section 2.05, Section 2.11 and this Section 3.04 to cure, purchase or substitute for a defective Mortgage Loan as provided in Section 2.05, Section 2.11 and this Section 3.04 constitute the sole remedies of the Purchaser, the Depositor, the Indenture Trustee and the Noteholders respecting a breach of the foregoing representations and warranties; provided, however, the Seller shall be obligated to indemnify the Issuer and the Enhancer for any loss, liability or expense incurred by the Trust or the Enhancer due to a breach of the representation in Section 3.02(tt), (uu) or (vv).

                (f)   Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties or covenants made in Section 2.05, 2.11, 3.01 or 3.02 or this Section 3.04 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by any party and notice thereof to the Seller, (ii) failure by the Seller to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

ARTICLE IV

THE SELLER

           Section 4.01   Covenants of the Seller. The Seller covenants to the Purchaser as follows:

                (a)   The Seller shall cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit accountants' letters to be delivered as necessary.

                (b)   The Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Purchaser's obligations set forth in Section 5.01 hereof that are within the Seller's (or its agents') control.

                (c)   The Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Seller as the Purchaser or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Purchaser and the subsequent transfer thereof to the Issuer.

           Section 4.02   Merger or Consolidation. The Seller will keep in full effect its existence, rights and franchises as a banking corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement. The Seller shall send notice of any merger or consolidation to the Purchaser and any recipients designated by the Purchaser.

          Section 4.03   Indemnification. The Seller agrees to indemnify and to hold the Purchaser harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement. The Purchaser shall immediately notify the Seller if a claim is made by a third party with respect to this Agreement, and the Seller shall have the right to assume the defense of any such claim and will pay or cause to be paid all expenses in connection therewith, including reasonable counsel fees, and will promptly cause to be paid, discharged and satisfied, any judgment or decree which may be entered against the Seller or the Purchaser in respect of such claim.

ARTICLE V

CONDITIONS OF CLOSING

          Section 5.01   Conditions of Purchaser’s Obligations. (a) The obligations of the Purchaser to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

                (b)   Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

                (c)   The Mortgage Loans will be acceptable to the Purchaser, in its sole discretion and the parties shall have agreed to the information to be disclosed in the Prospectus Supplement pursuant to Section 2.09.

(d)   The Indenture Trustee shall have delivered a receipt for      the Mortgage Notes pursuant to the Sale and Servicing Agreement.

                (e)   The Purchaser shall have received the Mortgage Loan Schedule and an executed receipt acknowledging the delivery of consideration in exchange for the Mortgage Loans.

                (f)   The Seller shall have furnished the Purchaser with such other certificates of its officers or others and such other documents or opinions as the Purchaser or its counsel may reasonably request.

          Section 5.02   Conditions of Seller’s Obligations. The obligations of the Seller under this Agreement shall be subject to the satisfaction, on the Closing Date of the following conditions:

                (a)   Each of the obligations of the Purchaser required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date.

                (b)   The Seller shall have received an executed receipt acknowledging delivery of the Mortgage Loans and the Mortgage Loan Schedule to the Indenture Trustee.

                (c)   The Purchaser shall have furnished the Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller may reasonably request.

          Section 5.03   Termination of Purchaser’s Obligations. (a) The Purchaser may terminate its obligations hereunder by notice to the Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (a) any of the conditions set forth in Section 5.01 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, or for the winding up or liquidation of the affairs of the Seller; (c) there shall have been the consent by the Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to substantially all of the property of the Seller; (d) any purchase and assumption agreement with respect to the Seller or the assets and properties of the Seller shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Purchaser’s obligations hereunder shall not terminate the Purchaser’s rights hereunder or its right to exercise any remedy available to it at law or in equity.

ARTICLE VI

MISCELLANEOUS

          Section 6.01   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York 10179, attention: Jonathan Lieberman or to such other address as the Purchaser may designate in writing to the Seller and if to the Seller, addressed to the Seller at Irwin Union Bank and Trust Company, 500 Washington Street, Columbus, Indiana 47201, Attention: Gloria Curry (with a copy to the Master Servicer and to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq. at Irwin Home Equity Corporation, 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583), or to such other address as the Seller may designate in writing to the Purchaser.

          Section 6.02   Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

          Section 6.03   Agreement of Seller. The Seller agrees to execute and deliver such instruments and take such actions as the Purchaser may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

          Section 6.04   Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party’s behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

           Section 6.05   Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 6.06   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Purchaser may assign its rights hereunder without the consent of the Seller.

          Section 6.07   Confirmation of Intent; Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller to the Purchaser of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby does grant, a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property to secure a loan from the Purchaser in the amount equal to the purchase price described in Section 2.02 hereof; (c) the Purchaser has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Mortgage Loans as contemplated herein; (d) the possession by the Purchaser of Mortgage Notes, Loan Agreements and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code; (e) other than the security interest granted to the Purchaser as contemplated herein, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; (f) the Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Purchaser as contemplated herein, or that has been terminated; and (g) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first or more junior priority under applicable law and will be maintained as such throughout the term of this Agreement.

          Section 6.08   Costs. The Seller shall pay all of its own expenses, including out-of-pocket expenses and attorneys’ fees. The Seller shall pay the fees of the Rating Agencies. In addition, in the event this Agreement is terminated, the Seller shall reimburse the Purchaser, the Purchaser’s reasonable out-of-pocket expenses, including attorneys’ fees and costs related to any examination by Depositor of the Purchaser Files.

          Section 6.09   Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 6.10   Amendments. This Agreement may be amended from time to time by the parties hereto and the Enhancer (i) to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders or Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (1) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder and (2) an Opinion of Counsel is delivered to the Purchaser, the Seller and the Enhancer to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that no such amendment shall (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (2) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

           Promptly after the execution of any such amendment or consent, the Seller and the Purchaser shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee may prescribe from time to time.

           Section 6.11   Third Party Beneficiaries. The Seller intends that each of the Indenture Trustee and the Enhancer are third party beneficiaries of this Agreement and each of the Seller’s representations and warranties and covenants stated herein.

          Section 6.12   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 6.13   Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

           IN WITNESS WHEREOF, the parties to this Mortgage Loan Purchase and Servicing Agreement have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

BEAR STEARNS ASSET BACKED SECURITIES, INC.,
as Purchaser

By: /s/ Jonathan Lieberman
       Name:  Jonathan Lieberman
       Title:    Senior Managing Director

IRWIN UNION BANK AND TRUST COMPANY,
as Seller

By: /s/ Edwin K. Corbin
       Name:  Edwin K. Corbin
Title: Vice President

Exhibit A

MORTGAGE LOAN SCHEDULE

[Available upon request to Stroock & Stroock & Lavan LLP]